Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97783, 333-72128, 333-61136, and 333-32684) and the Registration Statements on Form S-8 (333-80807, 333-56212, 333-32223, 333-11883, 33-35549, 33-35719, 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925) of our reports dated March 7, 2003, (which reports express unqualified opinions and include reference to the adoption of a new accounting principle in 2002), relating to the consolidated financial statements of Thoratec Corporation and subsidiaries as of and for the years ended December 28, 2002 and December 29, 2001, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 28, 2002.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 19, 2003